Exhibit (j)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 61 to the Registration Statement on Form N-1A of Variable Insurance Products Fund IV: Consumer Industries Portfolio, Cyclical Industries Portfolio, Financial Services Portfolio, Health Care Portfolio, Natural Resources Portfolio, Technology Portfolio and Telecommunication & Utilities Growth Portfolio of our reports dated February 13, 2003 and of our reports dated February 11, 2003 for Growth Stock Portfolio and Real Estate Portfolio on the financial statements and financial highlights included in the December 31, 2002 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

____________________________	/s/ PricewaterhouseCoopersLLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 23, 2003